Exhibit 99.1

Pursuant to the Florida Supreme Court's July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of September 30, 2013, Liggett and/or the Company are named in 4,187 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 5,342 plaintiffs. The total number of state court cases may increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 6. Contingencies.”

(i)	Engle Progeny Cases with trial dates through September 30, 2014.

Alvarez, R. v. R.J. Reynolds, et al., Case No. 07-45316, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/20/07). One individual suing. The case is scheduled for trial in 08/14.

Banks v. R.J. Reynolds, et al., Case No. 08-026337, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for the trial period of 01/14 - 03/14.

Baum v. R.J. Reynolds, et al., Case No. 10-CA-60768, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/23/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/18/14.

Blasco v. R.J. Reynolds, et al., Case No. 07-46473, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/28/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 11/18/13.

Bowden v. R.J. Reynolds, et al., Case No. 16-2008-CA-000391-CXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/02/14.

Brown, B. v. R.J. Reynolds, et al., Case No. 2007-CA-2907, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as the back-up case to Walden starting 03/03/13. If it is not reached on 03/03/14, trial will start on 08/18/14.

Bush v. R.J. Reynolds, et al., Case No. 2007-CA-036719, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 01/07/08).  Two individuals suing.  The case is scheduled for trial starting 01/06/14.

Caprio v. R.J. Reynolds, et al., Case No. 07-45316, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). One individual suing. The case is scheduled for trial during the third quarter of 2014, but no earlier than 08/21/14.

Clark v. R.J. Reynolds, et al., Case No. 07-CA-22588-AE,  Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 12/07/07).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/07/14.

Cobb v. R.J. Reynolds, et al., Case No. 2007-CA-11175-DXXX-MA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 11/29/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 01/27/14.

Day v. R.J. Reynolds, et al., Case No. 12-001850-CA, Circuit Court of the 20th Judicial Circuit, Charlotte County (case filed 01/24/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 07/08/14.

Dupre v. R.J. Reynolds, et al., Case No. 2011-CA-005529, Circuit Court of the 12th Judicial Circuit, Manatee County (case filed 08/22/11). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/14/14.

Filipiak v. R.J. Reynolds, et al., Case No. 07-CA-18523, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 12/27/07).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/05/14.

Goveia v. R.J. Reynolds, et al., Case No. 2008-CA-760, Circuit Court of the 9th Judicial Circuit, Orange County (case filed 01/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 01/06/14.

Hill v. R.J. Reynolds, et al., Case No. 2008-CA-3840, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/18/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/07/14.

Josey v. R.J. Reynolds, et al., Case No. 2008-CA-061, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 01/07/08).  One individual suing. The case is scheduled as a back up case to Jones starting 04/28/14.

Katz v. R.J. Reynolds, et al., Case No. 50-2009-CA-004037, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett and Vector are the only remaining defendants. The case is scheduled for trial starting 01/03/14.

Lambert v. R.J. Reynolds, et al., Case No. 2007-013530-CI-19, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 02/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/15/14.

Lustig v. R.J. Reynolds, et al., Case No. 11-20501 (19), Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/25/11).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 01/13/14.

Marchese v. R.J. Reynolds, et al., Case No. 2013-CV-002849, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 01/28/13).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial in the Second Quarter 2014, but no sooner than 06/01/14.

Marraffino (formerly Talenfeld) v. R.J. Reynolds, et al., Case No. 08-22565, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/20/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/13/14 - 04/04/14.

McCurley v. Reynolds, et al., Case No. 2007-CA-3068, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 04/15/08). Two individuals suing. The case is scheduled as a back up case to Torgerson starting 06/23/14.

McKinley v. R.J. Reynolds, et al., Case No. 2007-CA-2529, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 11/21/09).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as a back up case to Brown starting trial on 08/18/14.

McMannis v. R.J. Reynolds, et al., Case No. 12001468CA, Circuit Court of the 20th Judicial Circuit, Charlotte County (case filed 11/21/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/06/14.

O'Hara v. R.J. Reynolds, et al., Case No. 2007-CA-3065, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/18/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as the back up trial to Torgerson starting 06/23/14.

Rice v. R.J. Reynolds, et al., Case No. 50 2009 CA 004013, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  One individual suing.  The case is scheduled for trial starting 07/11/14.

Robinson v. R.J. Reynolds, et al., Case No. 2008-CA-098, Circuit Court of 1st Judicial Circuit, Escambia County (case filed 01/24/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as a back up case to Bush starting 01/06/14.

Surico v. R.J. Reynolds, et al., Case No. 09-CA-000891, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 02/25/09). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/04/14.

Torgerson v. R.J. Reynolds, et al., Case No. 2007-CA-3090, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/14/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 06/23/14.

Wendel v. R.J. Reynolds, et al., Case No. 10-54813, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 10/12/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/04/13.

(ii)	Post-Trial Engle Progeny Cases.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07). This was a wrongful death action which proceeded to jury trial in November 2012. On December 7, 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,500,000. The jury apportioned fault as follows: decedent - 26%, Philip Morris - 37% and Liggett - 37% ($2,035,000). In April 2012, a joint and several judgment for $5,500,000 was entered against the defendants. In April 2013, the defendants filed a notice of appeal.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action which proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000.  The jury apportioned fault as follows: decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,947,500).  In August 2012, a joint and several judgment for compensatory damages of $16,100,000 was entered against all of the defendants, plus interest, and an order of entitlement to attorneys' fees and costs was also entered against the defendants. In addition, judgment was entered against Liggett for $7,600,000 in punitive damages. In September 2012, the defendants filed a notice of appeal. The plaintiffs filed a notice of cross-appeal. Briefing is underway.

Cohen, D. v. R.J. Reynolds, et al., Case No. 09-004042, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  One individual suing on behalf of the estate and survivors of a deceased smoker.  Trial commenced on April 4, 2013. On May 1, 2013, the jury returned a verdict in favor of the plaintiff and compensatory damages in the amount of $2,000,000, plus $55,000 in expenses. The jury apportioned fault as follows: defendant - 40%, RJR - 30%, Lorillard - 20% and Liggett - 10% ($200,000). On June 24, 2013, the trial court granted defendants' motion for a new trial. Plaintiff filed a notice of appeal with the Fourth District Court of Appeal.

Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/07). This was a wrongful death action which proceeded to jury trial in March 2010. In March 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned fault as follows: plaintiff - 50%, Liggett - 27% ($1,350,000), Philip Morris - 18% and R.J. Reynolds - 5%. Plaintiff did not seek punitive damages. In March 2012, the judgment was affirmed by the Second District Court of Appeal. In March 2013, the Florida Supreme Court affirmed. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial. On October 7, 2013, the United States Supreme Court declined to review the decision.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action which proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: plaintiff - 35%, Liggett - 20% ($3,008,138), R.J. Reynolds - 30% and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed the final judgment to the Fourth District Court of Appeal. Defendants argued that the jury's finding against them on plaintiff's claim for conspiracy should be reversed because the jury found in their favor on the underlying tort of fraudulent concealment.  The Fourth District Court of Appeal held that because of the nature of the case, including the applicability of the Engle findings regarding concealment and conspiracy and the number of conspirators involved, that an exception to the general rule cited by Defendants applied and held that the conspiracy claim in the case was an independent, free-standing tort.  Defendants further argued that plaintiff did not prove that decedent relied upon any co-conspirator statements.  Relying on Martin, the Fourth District Court of Appeal found that there was sufficient evidence in the record to infer that decedent relied to her detriment on pervasive misleading advertising campaigns and the false controversy aimed at creating doubt among smokers that cigarettes were hazardous to health, without the need to prove that she relied on any specific statement.  The Fourth District Court of Appeal reversed and remanded the case for further proceedings, however, because it found that the trial court erred in entering summary judgment against defendants' on their statute of repose defense and in denying Defendants' Motion for Remittitur of the compensatory damage award for loss of consortium, finding the award excessive.  Plaintiff filed a motion for rehearing which was denied. Both sides have sought discretionary review from the Florida Supreme Court. Plaintiff also moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). This was a wrongful death action which proceeded to jury trial in March 2011. In April 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: plaintiff - 45%, Philip Morris - 45%, Liggett - 5% ($225,000) and Lorillard - 5%. No punitive damages were awarded. In August 2013, the Fourth District Court of Appeal affirmed. Defendants sought discretionary review from the Florida Supreme Court.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action which proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: plaintiff - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). Philip Morris and Lorillard were dismissed from the case before trial. No punitive damages were awarded against Liggett. A joint and several judgment was entered against RJR and Liggett for $487,000. In September 2013, the First District Court of Appeal affirmed. Defendants moved for rehearing. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Defendants appealed the court's ruling that plaintiff was entitled to attorneys' fees. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the attorneys' fee order and the compensatory damages award.

B. Other Individual Cases.

Bagshaw v. R.J. Reynolds, et al., Case No. 06-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/01/06). One individual suing.

Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 09/21/09). Two individuals suing. The case is scheduled for trial starting 09/05/14.

Brown, E. v. Brown & Williamson Tobacco Co., et al., Case No. 05-CA-004822, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/03/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Brown, J. v. R.J. Reynolds, et al., Case No. 05-CA-000790, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/26/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 08/25/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Cagle v. Philip Morris USA Inc., et al., Case No. 02-CA-010718, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/13/02). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Calhoun v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007970, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/27/02). Three individuals suing on behalf of the estate and survivors of a deceased smoker.

Coffey v. Brown & Williamson Tobacco Co., et al., Case No. 01-CA-009935, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/14/01). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Colic v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-010844, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/18/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cotto v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-000748, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/22/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Garcia v. R.J. Reynolds, et al., Case No. 05-CA-004159, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/11/05). One individual suing.

Grant v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-002673, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/17/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco Inc. was named as a defendant. In October 2008, Defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 11/21/08). Two individuals suing.

Hearne v. R.J. Reynolds, et al., Case No. 06-CA-000550, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/20/06). One individual suing.

Hecker v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-009336, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/07/03). One individual suing.

Hutto v. R.J. Reynolds, et al., Case No. 05-CA-002552, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/22/05). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

Lewis v. R.J. Reynolds, et al., Case No. 05-CA-002167, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/09/05). One individual suing.

McBride v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-005085, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/04/02). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

McDonald v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004767, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/04/09).  Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Morgan v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007084, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/02/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/06/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Quinn v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing.

Schuman v. R.J. Reynolds, et al., Case No. 04-CA-009409, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/18/04). One individual suing on behalf of the estate and survivors of a deceased smoker.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Sheehan v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/01). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Shirah v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-001589, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 02/13/03). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Spry, et al. v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 07/27/06). Two individuals suing.

Stafford v. Brown & Williamson Tobacco Co., et al., Case No. 97-CA-007732, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 11/14/97). One individual suing on behalf of the estate and survivors of a deceased smoker.

Swindells v. R.J. Reynolds, et al., Case No. 06-CA-007837, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/01/06). One individual suing.

Ward v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-008480, Hillsborough County (case filed 09/11/03). One individual suing.

Weldon v. R.J. Reynolds, et al., Case No. 04-CA-002530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/15/04). One individual suing on behalf of the estate and survivors of a deceased smoker. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Williams v. R.J. Reynolds, et al., Case No. 06-CA-007430, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/22/06). One individual suing on behalf of the estate and survivors of a deceased smoker.

Witt v. Brown & Williamson Tobacco Co., et al., Case No. 04-CA-008530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/21/04). One individual suing.

Louisiana

Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Iberville Parish (case filed 07/25/00).  Seven individuals suing.  The case was dismissed at the trial court level as abandoned.  Plaintiff filed an appeal, and briefing is underway.

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing.

Maryland

Cook, et al., v. Union Carbide Corporation, et al., Case No. 24-X-13-000445, Circuit Court, Baltimore City (case filed 09/12/13). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. An answer to the complaint is due November 17, 2013.

Culotta, et al., v. Union Carbide Corporation, et al., Case No. 24-X-12-000690, Circuit Court, Baltimore City (case filed 06/20/13). On individual suing. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. On July 26, 2013 all defendants filed a motion to dismiss the complaint. The motions are pending.

Fales Jr., et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000326, Circuit Court, Baltimore City (case filed 06/10/13). One individual suing. Plaintiff is the surviving child of decedent Lolita Fales. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. On July 26, 2013 all defendants filed a motion to dismiss the complaint. The motions are pending.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing.

New York

Aponte, et al. v. Liggett Group Inc., et al., Case No. 13CIV569, Southern District of New York, U.S. District Court, NY (case filed 01/25/13). One individual suing. A motion to dismiss was filed in May 2013. The motion was granted and plaintiffs, pro se, filed an amended complaint.  In September 2013, another motion to dismiss was filed.  Briefing has been completed.

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. The case was stayed by stipulation of the parties.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant. In July 2013, the court granted plaintiffs' motion to restore the case to the active docket calendar. Liggett appealed the decision.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing.

II. CLASS ACTION CASES

A.	Smoking Related.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial against the other defendants commenced in June 2010 and ended in a mistrial. The rescheduled trial commenced in October 2011 and it, too, ended in a mistrial. A new trial commenced April 15, 2013. On May 15, 2013, the jury rejected all but one of the plaintiffs' claims, finding in favor of plaintiffs on the claim that ventilated filter cigarettes between 1964 and July 1, 1969 should have included instructions on how to use them. Post trial motions were denied. The issue of damages was reserved for further proceedings not yet scheduled. A final judgment as to liability is to be issued on October 28, 2013.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The plaintiff alleges that Mrs. Parsons' use of tobacco products and exposure to asbestos products caused her to develop lung cancer and to become addicted to tobacco. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The class has not been certified. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of an appeal in Scott v. American Tobacco Co. The Scott case is now final. Liggett was not a party in the Scott case. There is currently no activity in the case.

B.	Price Fixing.

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001.  In November 2010, defendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed a summary judgment motion in June 2011. In March 2012, the court granted the defendants' motions and dismissed the plaintiffs' claims with prejudice. In July 2012, plaintiffs noticed an appeal. Briefing is underway.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.